EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 3, 2009, relating to the consolidated financial statements and consolidated financial statement schedule of Greatbatch, Inc., and the effectiveness of Greatbatch, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Greatbatch, Inc. for the year ended January 2, 2009.

/s/ Deloitte & Touche LLP
Buffalo, New York
August 7, 2009